EXHIBIT 10.2

KINETIC CONCEPTS, INC.

2008 OMNIBUS STOCK INCENTIVE PLAN

Section 1. General Purpose of Plan; Coordination with Other Plans; Definitions.

The name of this plan is the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan (the “Plan,” or the “2008 Plan”). The purpose of the Plan is to enable the Company (defined below) to attract, retain and provide equity incentives and/or cash awards to selected persons to promote the financial success of the Company.

On February 19, 2008 the Board (defined below) adopted the 2008 Plan, as set forth herein, subject to the approval of the shareholders of the Company, and in connection with such adoption, took the following additional actions: the Board amended the Company’s 2003 Non-Employee Directors Stock Plan, as amended and restated on December 4, 2007 (the “2003 Plan”) and the Company’s 2004 Equity Plan (the “2004 Plan”) to provide that (A) as of the Effective Date (as defined below) of the 2008 Plan, no new awards shall be made under the 2003 Plan or the 2004 Plan, and (B) from and after the Effective Date of the 2008 Plan, any and all shares that would otherwise become available for issuance under the terms of the 2003 Plan or the 2004 Plan by reason of the expiration, cancellation, forfeiture or termination of an outstanding award under such respective plans shall again be available for grant under the 2008 Plan as of the date of such expiration, cancellation, forfeiture or termination.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Committee, or if and to the extent the Committee does not administer the Plan, the Board in accordance with Section 2 below.

(b) “Affiliate” means with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(c) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Share, Stock Bonus, Cash Award or any combination of the foregoing granted pursuant to the terms of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means the right to receive cash as described in Section 8 below.

(f) “Cause” (x) in the case of a Participant who is a party to a written employment agreement with the Company or any of its Affiliates that contains a definition of “cause,” “termination for cause,” or any other similar term or phrase, shall have the meaning set forth in such agreement unless otherwise provided in an Award agreement; and (y) in the case of a Participant who is not a party to an agreement described in (x) above, shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant to render services to the Company or any of its Affiliates in accordance with the Participant’s obligations and position with the Company or any of its Affiliates; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) the Participant’s indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement, or a felony; or (iv) a material breach of (a) the terms of an agreement between the Participant and the Company or any of its Affiliates, or (b) any Company policy.

(g) “Change in Control” means a change in the ownership or control of the Company, effected through any of the following events:

(i) any Person or “Group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then-outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, the above definition of Change in Control shall not apply, and instead “Change in Control” shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and any regulations promulgated thereunder.

(i) “Committee” means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

(j) “Company” means Kinetic Concepts, Inc., a Texas corporation (or any successor corporation).

(k) “Disability” (x) in the case of a Participant who is a party to a written employment agreement with the Company or any of its Affiliates that contains a definition of “disability” such Participant shall be considered to be disabled if the Participant meets the requirements set forth in such agreement unless otherwise provided in an Award agreement; and (y) in the case of a Participant who is not a party to an agreement described in (x) above, such Participant shall be considered disabled if such Participant meets one of the following requirements: (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company or any of its Affiliates by which the Participant is employed; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code; (iii) solely to the extent necessary to satisfy Section 409A of the Code, disability within the meaning of Section 409A of the Code or (iv) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

(l) “Effective Date” means the date as of which this Plan is approved by the shareholders of the Company, which is anticipated to be May 20, 2008.

(m) “Eligible Recipient” means an officer, director, employee, consultant or advisor of the Parent, Company or any of its Affiliates.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder: (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company’s equity securities are listed or traded, or, if on such date no trade was conducted, the most recent preceding date on which there was such a trade; (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any Award hereunder; or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion and in compliance with Section 409A of the Code.

(p) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

(r) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(s) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive Awards.

(t) “Performance Shares” means shares of Stock that are subject to restrictions which lapse upon the attainment of specified performance objectives granted pursuant to Section 7 below.

(u) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(v) “Restricted Stock” means shares of Stock subject to certain restrictions granted pursuant to Section 7 below.

(w) “Restricted Stock Unit” means the right to receive Stock or cash at the end of a specified deferral period granted pursuant to Section 7 below, as determined by the Administrator in its sole discretion.

(x) “Rule 16b-3” means the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(y) “Stock” means the common stock, par value $0.001 per share of the Company.

(z) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

(aa) “Stock Bonus” means a bonus payable in shares of Stock granted pursuant to Section 7 hereof.

(bb) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5 below.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2. Administration.

The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3, by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant Awards to Eligible Recipients pursuant to the terms of the Plan. The Administrator shall have the authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and to what extent Awards are to be granted hereunder to Participants;

(c) to determine the number of shares of Stock to be covered by each Stock-based Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such awards of Restricted Stock or Restricted Stock Units shall lapse, and (y) the performance goals and periods applicable to awards of Performance Shares);

(e) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered;

(f) to make adjustments in the performance goals that may be required for any Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

(g) to determine the terms and conditions, not inconsistent with the terms of the Plan that shall govern all written instruments evidencing Awards granted hereunder; and

(h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

Subject to Section 162(m) of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards to such Participants in accordance with those rules.

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3. Stock Subject to Plan; Individual Award Limits; Adjustments; Change in Control.

(a) The total number of shares of Stock reserved and available for issuance under the Plan shall be 6,125,000 shares, subject to any increase provided by Section 3(a)(i) below. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(i) To the extent that (x) a Stock Option expires or is otherwise terminated without being exercised, (y) any shares of Stock subject to any award of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus granted hereunder are forfeited, or (z) an award issued under the 2003 Plan or the 2004 Plan, expires, or is cancelled, forfeited or terminated and the shares of Stock subject to such Stock Option, Restricted Stock, Restricted Stock Units, Performance Stock, Stock Bonus or other award are no longer issuable or are returned to the Company, such shares of Stock shall again be available for issuance in connection with future Awards granted under the Plan. If any Award (other than a Stock Appreciation Right) is settled in part or in full in cash, the shares of Stock settled in cash shall again be available for issuance in connection with future Awards granted under the Plan. If shares of Stock are surrendered or withheld as payment of either the exercise price of an Award granted hereunder or an award issued under the 2003 Plan or the 2004 Plan and/or withholding taxes in respect of such an Award or an award issued under the 2003 Plan or 2004 Plan, such shares of Stock shall not be returned to the Plan and shall not be available for future Awards under the Plan.

(ii) Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Award (or similar award granted under the 2003 Plan or 2004 Plan), such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares of Stock shall no longer be available for Awards under the Plan. Upon the exercise of a Stock Appreciation Right (or similar award granted under the 2003 Plan or 2004 Plan), the number of shares of Stock reserved and available for issuance under the Plan shall be reduced by the full number of shares of Stock with respect to which such Award is being exercised.

(b) The aggregate number of shares of Stock as to which Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonuses may be granted pursuant to the Plan may not, subject to adjustment as provided in this Section 3, exceed 35% of the shares reserved for issuance under the Plan; provided, however, if any Award granted pursuant to Section 7 (or similar award granted under the 2003 Plan or 2004 Plan) is forfeited, cancelled, exchanged, surrendered, or terminated or expires without a distribution of shares of Stock to the Participant, such shares of Stock shall again be available for grant pursuant to Section 7 and shall not count against the limits set forth in this Section 3(b).

(c) In no event will more than 6,125,000 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options, subject to adjustment as provided in this Section 3.

(d) To the extent required by Section 162(m) of the Code, the aggregate number of shares of Stock subject to Awards (other than Cash Awards) awarded to any one Participant during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 2,000,000 shares of Stock reserved for the purposes of the Plan, including, for this purpose, shares of Stock subject to Awards that expire, or are cancelled, forfeited or terminated for any reason.

(e) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan and the maximum number of shares of Stock that may be granted to any Participant in any calendar year, (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus to maintain the same estimated fair value of the Award before and after such event. The form of such adjustment and estimate of fair value shall be determined by the Administrator, in its sole discretion. No such adjustment shall cause any Award hereunder that is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right related to any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property therefor. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the Participant, (i) with respect to Stock Options or Stock Appreciation Rights, an amount equal to the excess of (x) the aggregate of the then Fair Market Value of the shares of Stock subject to the Award or part thereof canceled, over (y) the aggregate option exercise price or aggregate base price of the Stock Appreciation Right or part thereof canceled, and (ii) with respect to all other Awards, the amount payable as a condition of delivery of shares or cancellation of the Award. Such amount shall be delivered to the Participant as soon as practicable after such Award or part thereof is canceled. Any Awards with an aggregate exercise price (or aggregate base in the case of a Stock Appreciation Right) or part thereof canceled that is greater than the aggregate Fair Market Value of the shares of Stock subject to the Award or part thereof canceled, may be cancelled for no consideration.

(f) Unless otherwise provided in an Award agreement, if, within 24 months following a Change in Control, the Participant’s employment or service with the Company or any of its Affiliates thereof or any successor is terminated by the Company other than for Cause, then (i) all outstanding time-based vesting of Awards granted to the Participant that have not theretofore vested shall immediately vest and all restrictions on such time-based vesting of Awards shall immediately lapse, and each such time-based vesting Award granted to the Participant and outstanding at such time shall become fully and immediately exercisable and (ii) all outstanding performance-based vesting Awards granted to the Participant that have not theretofore vested shall immediately vest as if target performance has been achieved and all restrictions on such performance-based vesting Awards shall immediately lapse as if target performance has been achieved, and each such performance-based vesting Award granted to the Participant and outstanding at such time shall become fully and immediately exercisable.

Section 4. Eligibility.

Eligible Recipients shall be eligible for Award grants under the Plan. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such Award.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into a subscription and/or Award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant to any officer or employee of the Parent, the Company or any of its Affiliates (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Directors who are not also officers of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). Employees who are employed by an Affiliate of the

Company but not by a Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Exercise Price. The option exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the option exercise price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

(d) Method of Exercise. Subject to paragraph (c) of this Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company or to the Company’s third-party administrator administering on-line exercises specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator (to the extent permitted by applicable law), (ii) in the form of unrestricted Stock already owned by the Participant which has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised and the minimum statutory withholding taxes with respect thereto, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (b) of Section 13 below.

Notwithstanding anything to the contrary contained herein, a Stock Option may not be exercised for a fraction of a share of Stock.

(e) Non-Transferability of Stock Options. Except under the laws of descent and distribution or as otherwise permitted by the Administrator, the Participant shall not be permitted to sell, transfer, pledge or assign any Stock Option for value, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant’s lifetime for estate planning purposes.

(f) Termination of Employment or Service. If a Participant’s employment with or service as a director, consultant or advisor to the Parent, the Company or any of its Affiliates terminates by reason of his or her death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the agreement evidencing such Stock Option, or as otherwise determined by the Administrator. In the absence of a specified time in the agreement evidencing such Stock Option, the Stock Option shall remain exercisable for a period of ninety (90) days (one hundred eighty (180) days in the event of a Participant’s death or Disability) following the Participant’s termination of employment or service with the Parent, the Company or any of its Affiliates. If, on the date of termination, the Participant is not vested as to his or her entire Stock Option, the shares of Stock covered by the unvested portion of the Stock Option shall be forfeited and shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Option within the time specified by the Administrator, the Stock Option shall terminate, and the shares of Stock covered by such Stock Option shall revert to the Plan.

(g) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

Section 6. Stock Appreciation Rights.

Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). Subject to Section 409A of the Code, in the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Stock to be awarded, the exercise price, and all other conditions of Stock Appreciation Rights. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Awards. Participants who are granted Stock Appreciation Rights shall enter into a subscription and/or Award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the price of the Stock Appreciation Right, the term of the Stock Appreciation Right and provisions regarding exercisability of the Stock Appreciation Right granted thereunder.

(b) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(ii) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 above and this Section 6 of the Plan; provided, however, that a Related Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option; provided, further, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(c) Payment Upon Exercise. Provided a Participant’s Stock Appreciation Right is not settled in cash, a Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Appreciation Right only after the Participant has given written notice of exercise and, if requested, has given the representation described in paragraph (b) of Section 13 below.

(i) Upon the exercise of a Free Standing Stock Appreciation Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(d) Non-Transferability.

(i) Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5 of the Plan.

(ii) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

(e) Termination of Employment or Service.

(i) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant pursuant to an Award agreement.

(ii) In the event of the termination of employment or service of a Participant who has been granted one or more Related Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Stock Options.

(f) Term.

(i) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(ii) The term of each Related Stock Appreciation Right shall be the term of the Stock Option to which it relates, but no Related Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 7. Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus.

Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus; the Restricted Period (as defined in paragraph (b) of this Section 7) applicable to awards of Restricted Stock or Restricted Stock Units; the performance objectives applicable to awards of Restricted Stock Units, Performance Shares or Stock Bonus; and all other conditions of the awards of Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus need not be the same with respect to each Participant.

(a) Awards and Certificates. Participants who are granted awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus shall enter into a subscription and/or Award agreement with the Company, in such form as the Administrator shall determine. Except as otherwise provided below in this Section 7(b), (i) each Participant who is granted an award of Restricted Stock, Performance Shares or Stock Bonus may be issued a stock certificate in respect of such shares of Restricted Stock, Performance Shares or Stock Bonus, or such shares of Restricted Stock, Performance Shares or Stock Bonus may be held in electronic form in an account by the Company’s transfer agent or other designated service provider; and (ii) any such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that any stock certificates evidencing Restricted Stock, Performance Shares or Stock Bonus granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, Performance Shares or Stock Bonus, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

With respect to awards of Restricted Stock Units, at the expiration of the Restricted Period(s), the Company may (i) issue stock certificates in respect of such shares of Stock covered by such Restricted Stock Units to be delivered to the Participant, or his legal representative, (ii) credit Participant’s brokerage account in a number equal to the number of shares of Stock covered by such Restricted Stock Units or (iii) settle in cash an amount equal to the aggregate Fair Market Value of the number of shares of Stock covered by such Restricted Stock Units.

(b) Restrictions and Conditions. The awards of Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Restricted Stock Units Award Agreement, Performance Shares Award Agreement or Stock Bonus Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, consultant or advisor to the Parent, the Company or any of its Affiliates, the Participant’s death or Disability or the occurrence of a “change in control” as defined in the applicable Award agreement.

(ii) Except as provided in paragraph (b)(i) of this Section 7, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Stock, Performance Shares or Stock Bonus during the Restricted Period. The Participant shall generally not have the rights of a shareholder with respect to Stock subject to awards of Restricted Stock Units during the Restricted Period; provided, however, that, unless otherwise provided in the Award agreement, dividends declared during the Restricted Period with respect to the number of shares of Stock covered by Restricted Stock Units shall be paid to the Participant. Except as the Administrator in its sole discretion shall otherwise determine, after the Restricted Period shall expire without forfeiture in respect of awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus, (i) certificates for shares of unrestricted Stock shall be delivered to the Participant promptly or (ii) shares of unrestricted Stock shall be credited to the Participant’s brokerage account.

(iii) The rights of Participants granted awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus upon termination of employment or service as a director, consultant or advisor to the Parent, the Company or any of its Affiliates terminates for any reason during the Restricted Period shall be set forth in the Award agreement governing such Awards.

(c) Performance Awards. In the event that the Committee grants Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments under the Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus relate (or one-quarter of such period of service, if the period of service is less than 90 days); (b) the performance goal(s) to which the Restricted Stock, Restricted Stock Units,

Performance Shares or Stock Bonus relate shall be based on one or more of the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: (1) return on total stockholder equity; (2) earnings per share of Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (5) inventory goals; (6) return on assets; (7) market share; (8) cost reduction or attainment goals; (9) earnings from continuing operations; (10) levels of expense, cost or liability; (11) revenue or any metric designed to increase revenue; (12) cash flow; (13) working capital; (14) gross profit or gross profit margin; (15) accounts receivable efficiency; (16) licensing and acquisition targets; (17) stock price and (18) such other criteria as the shareholders of the Company may approve; in each case, as determined in accordance with generally accepted accounting principles; and (c) once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not a Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or any other standards-setting body, or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any Award under this Section 7(c), certify in writing that all applicable performance goals have been attained.

Section 8. Cash Awards

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. After the Committee determines that it will offer a Cash Award, it shall advise the Participant of the terms, conditions and restrictions related to the Cash Award. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Awards shall provide that payment shall be made within 2 1/2 months after the later of the end of (i) the Participant’s tax year in which the Participant has a legally binding vested right to such Award; or (ii) the Company’s tax year in which the Participant has a legally binding vested right to such Award. With respect to Cash Awards intended to qualify as performance based compensation under Section 162(m) of the Code, (i) the maximum value of the aggregate payment that any Participant may receive with respect to any such Cash Award during any calendar year is $5,000,000 and (ii) such Cash Award shall be subject to the rules set forth in Section 7(c) above. Payments earned hereunder may be decreased or, with respect to any Participant who is not a “covered employee” as defined in Section 162(m)(3) of the Code, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to any “covered employee” as defined in Section 162(m)(3) of the Code prior to the certification by the Committee that the performance goals have been attained. The Committee may establish such other rules applicable to the Cash Award to the extent not inconsistent with Section 162(m) of the Code.

Section 9. Awards to Non-Employee Directors

Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee Directors to receive Awards other than Incentive Stock Options under this Plan. The Board shall set the terms of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to other Eligible Recipients.

Section 10. Foreign Awards

The Administrator shall have the authority to adopt such modifications, rules, procedures and subplans as may be necessary or desirable to facilitate compliance with the provisions of the laws and procedures of foreign countries in which the Company or its Affiliates may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

Section 11. Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or that, without the approval of the shareholders (as described below), would:

(a) except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

(b) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

(c) extend the maximum option period under paragraph (b) of Section 5 of the Plan.

Notwithstanding the foregoing, shareholder approval under this Section 11 shall only be required at such time and under such circumstances as shareholder approval would be required under Sections 162(m) or 422 of the Code or Rule 16b-3, stock exchange rules or other applicable law or regulation with respect to any material amendment to an employee benefit plan of the Company.

The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 of Plan, no such amendment shall impair the rights of any Participant without his or her consent; provided, however, that the Administrator may not reduce the exercise price of an outstanding Stock Option or Stock Appreciation Right by amending the terms of such Stock Option or Stock Appreciation Right or by canceling such

Stock Option or Stock Appreciation Right in exchange for cash or the grant of a new Award without first obtaining approval from the shareholders of the Company. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

Section 12. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13. General Provisions.

(a) Shares of Stock shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Parent, the Company or any of its Affiliates, as the case may be, nor shall it interfere in any way with the right of the Parent, the Company or any of its Affiliates to terminate the employment or service of any of its Eligible Recipients at any time.

(d) Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(f) The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, to the extent permitted by Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

Section 14. Shareholder Approval; Effective Date of Plan.

The grant of any Award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

Section 15. Term of Plan.

No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.